SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                       Date of Report (Date of earliest event reported)                                                                                     May 20, 2010

Tactical Air Defense Services, Inc.

(Exact name of registrant as specified in its charter)

Nevada		88-0455809
(State or other jurisdiction		(IRS Employer
of Incorporation)		Identification Number)
123 West Nye Lane, Suite 517
Carson City, Nevada 89706
(Address of principal executive offices)

(775) 888-6744
(Issuer’s Telephone Number)
_____________________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01                      Entry into a Material Definitive Agreement.

On May 20, 2010, Tactical Air Defense Services, Inc. (the “Company”) entered into a Letter of Intent (the “LOI”) with Tactical Air Support, Inc. (“TAS”).

TAS is a highly regarded Aerospace/Defense Services contractor founded by a group of former Navy, Marine, and Air Force Weapon’s School Instructors. TAS has won and successfully executed multiple Aerospace/Defense contracts awarded by divisions of the U.S. Department of Defense. TAS’s website is located at www.tacticalairsupport.com

Pursuant to the terms of the LOI and subject to further negotiation, the Company will acquire 100% of the equity interest (both common and preferred) of TAS such that following the transaction, TAS will become a wholly owned subsidiary of the Company. In exchange, the existing shareholders of TAS will be issued approximately 46% of post transaction issued and outstanding shares of the Company’s common stock. The parties have agreed to use their best efforts to close the Transaction within 120 days of execution of the LOI.

Item  7.01                      Regulation FD Disclosure.

Press Releases

In connection with the LOI and concurrently with this Form 8-K, the Company issued a press release relating to the LOI as described in “Item 1.01 Entry Into Material Definitive Agreements” above.  A copy of this press release is furnished as an exhibit to this Report.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(c) Exhibits.

Number	Description

10.1	Letter of Intent between Tactical Air Defense Services, Inc. and Tactical Air Support, Inc.

99.1
Press release dated as of May 20, 2010, entitled “Tactical Air Defense Services to Acquire Tactical Air Support, Inc.” relating to Letter of Intent between Tactical Air Defense Services, Inc. and Tactical Air Support, Inc (Deemed Furnished)

Dated:   May 20, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Tactical Air Defense Services, Inc. /s/ Alexis Korybut

By:	Alexis Korybut
Its:	Chief Executive Officer